Exhibit 99.1

DRI Corporation Announces Participation in International Transit Industry Exhibition

Mobitec Group to Exhibit at Busworld India, Jan. 14-16, 2009

DALLAS--(BUSINESS WIRE)--January 7, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Mobitec Group in Sweden will participate as an exhibitor at Busworld India, a transit industry event slated Jan. 14-16, 2009, at the Bombay Exhibition Centre in Mumbai.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “Busworld India is one of the larger dedicated transit industry events in Asia in 2009. Mobitec Group’s sales and marketing representatives will discuss Mobitec® products and services with customers and prospective customers at exhibit booth number 19. This exhibition addresses an exciting and growing market in which we have achieved notable success. We believe that India will continue to be a significant opportunity for us. Not only are we serving our customers through our facilities in Delhi, but we are also continuing the engineering development capabilities that we initiated there in 2008. In addition, we are planning to start product assembly operations there in 2009.”

For more information about Busworld India, visit www.busworldindia.com.

ABOUT MOBITEC GROUP

Mobitec Group, a leading global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Busworld India attendees’ anticipated interest in the Company’s transit communications and security products and services marketed via an exhibit at the event, statements about our perceived future growth opportunities and planned product assemblies operations in India, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that Busworld India attendees may not express considerable interest in the Company’s transit communications and security products and services, or that our expectations regarding future growth or assembly operations in India may not materialize, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Nov. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com